Exhibit 99.1

PETROLOGISTICS LP ANNOUNCES EXPIRATION OF PERIOD DURING WHICH IT COULD TERMINATE THE FLINT HILLS RESOURCES MERGER FOR A SUPERIOR PROPOSAL

HOUSTON, July 7, 2014 /PRNewswire/ — PetroLogistics LP (PDH) announced today the expiration of the period during which it could (1) consider unsolicited qualifying superior acquisition proposals from third parties and (2) subject to certain conditions, terminate the merger agreement among PetroLogistics, Flint Hills Resources, LLC and certain of their respective affiliates (the “Merger Agreement”) to enter into or recommend such a proposal. The period expired at 11:59 P.M. (Central Time) on July 6, 2014.

About PetroLogistics

PetroLogistics is a major producer of propylene with operations in the vicinity of the Houston Ship Channel.  The company owns and operates the only propane dehydrogenation facility in the US, and its plant is among the largest of its kind in the world. The facility began operations in 2010 and has an annual production capacity of approximately 1.45 billion pounds.  Propylene is one of the basic petrochemical building blocks that is used in the manufacture of a variety of end products, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. The facility employs about 100 people.

PetroLogistics is a master limited partnership with headquarters located in Houston, Texas.

Important Additional Information about the Proposed Merger

PetroLogistics has filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which contained, among other things, a copy of the Merger Agreement. In connection with the proposed merger, PetroLogistics also prepared an information statement that has been filed with the SEC, which provides additional important information concerning the proposed merger. PetroLogistics unitholders can obtain, without charge, a copy of the information statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. PetroLogistics unitholders can also obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) at www.petrologistics.com or by contacting PetroLogistics Investor Relations at the phone number, email or address listed below.

PetroLogistics Contacts

855-840-7140
investor@petrologistics.com or media@petrologistics.com

600 Travis Street, Suite 3250
Houston, Texas 77002

Forward-Looking Statements

Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Respective risks, uncertainties and assumptions that could affect the outcome or results of operations are described in Part 1, Item 1A of PetroLogistics’ Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference and in other reports that PetroLogistics files with or furnishes to the SEC.

Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, the time frame in which it will be completed.  The acquisition is subject to the satisfaction of certain conditions contained in the Merger Agreement.

PetroLogistics has based its forward-looking statements, including statements made regarding the proposed transaction, the expected timetable for completing the proposed transaction and other statements, on its management’s beliefs and assumptions based on information available to management at the time the statements are made. PetroLogistics cautions you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by its forward-looking statements.  Except as required under the federal securities laws, PetroLogistics does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100% of PetroLogistics’ distributions to foreign investors are attributable to income that is effectively connected with a U.S. trade or business. Accordingly, PetroLogistics’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.